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                                                                       EXHIBIT 8

                   [LETTERHEAD OF MCNEES WALLACE & NURICK LLC]

                              [FORM OF TAX OPINION]

                             ________________, 2003

Board of Directors                         Board of Directors
Canton Bancorp, Inc.                       The First National Bank of Canton
5 West Main Street                         5 West Main Street
Canton, PA 17724-0217                      Canton, PA 17724-0217

     Re: Formation of Canton Bancorp, Inc. and acquisition by Canton Bancorp, Inc. of the outstanding common stock of The First National Bank of Canton

Gentlemen:

     You have requested our opinion in connection with the transactions (collectively, the "Reorganization") contemplated by the Agreement of Reorganization (the "Reorganization Agreement"), dated March 13, 2003, by and between Canton Bancorp, Inc. ("Holding Company") and The First National Bank of Canton (the "Bank"), whereby the Bank will become a wholly-owned subsidiary of the Holding Company, pursuant to the Bank Merger Act of 1966, 12 U.S.C. Section 215a, as amended by section 1204 of the American Homeownership and Economic Opportunity Act, as set forth in 12 U.S.C. Section 215a-2 (the "Bank Merger Act").

     This opinion is being furnished pursuant to Section 7.6 of The Reorganization Agreement. All capitalized terms herein, unless otherwise specified, have the meanings assigned thereto in the Reorganization Agreement and its exhibits.

     Pursuant to the Reorganization Agreement, inter alia:

     (i) the Bank will cause the Holding Company to be formed, although no shares of stock of the Holding Company will be issued or outstanding until the effective date of the Reorganization;

     (ii) except for those shares of a shareholder of the Bank who perfects dissenters' rights under the Bank Merger Act, upon the Effective Date all shares of Common Stock of the Bank will be automatically converted into shares of the Holding Company Common (voting) Stock;

     (iii) the sole consideration to be paid by the Holding Company for the Common Stock of the Bank shall be one share of Holding Company Common (voting) Stock for each share of Bank Common Stock;

     (iv) with respect to those shares of a shareholder of the Bank who perfects dissenters' rights under the Bank Merger Act, the Bank will ensure that all payments made to such dissenting shareholders are made by the Bank, and not by the Holding Company; and

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                                                                       EXHIBIT 8

Board of Directors, Canton Bancorp, Inc.
Board of Directors, The First National Bank of Canton, Inc.
______________, 2003
Page 2

     (v) following the Reorganization, the Holding Company will cause the Bank to continue the Bank's historic business, within the meaning of section 1.368-1(d) of the Treasury Regulations.

As a result of the foregoing, the Bank will become a wholly-owned subsidiary of Holding Company. Bank shareholders will be entitled to exercise dissenters' rights in connection with the Reorganization by complying with the requirements of the Bank Merger Act.

     In connection with our opinion, we have examined and are familiar with originals or copies certified or otherwise identified to our satisfaction, of the Reorganization Agreement, the exhibits thereto, and such other documents as we have deemed necessary or appropriate for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of such latter documents.

     As to any facts material to this opinion which we did not independently establish or verify, we have relied upon the foregoing documents and upon statements and representations of officers and other representatives of the Bank, including certain written representations of the management of the Bank required by and provided to us.

     The opinions expressed herein are conditioned on the initial and continuing accuracy of the facts, information, and representations contained in the aforesaid documents or otherwise referred to above, and are also subject to the following specific assumptions:

            A. We have assumed that the written representations and warranties of the Bank and the Holding Company contained in the Reorganization Agreement were true and correct when made, and will be true and correct on the Effective Date, and that the covenants of the Bank and the Holding Company contained in the Reorganization Agreement have been complied with, and will be complied with upon the Effective Date, in accordance with the Reorganization Agreement.

            B. We have assumed that, upon the Effective Date, the conditions described in the Reorganization Agreement will have been satisfied in accordance with the Reorganization Agreement.

            C. We have assumed that, upon the Effective Date, the Reorganization shall have been consummated in accordance with the Reorganization Agreement.

     We express no opinion about the tax consequences to any shareholder of the Bank who perfects dissenters' rights under the Bank Merger Act.

     In preparing this letter, we have considered applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service, and such other authorities as we have deemed relevant.

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                                                                       EXHIBIT 8

Board of Directors, Canton Bancorp,Inc.
Board of Directors, The First National Bank of Canton, Inc.
______________, 2003
Page 3

     Based solely upon the foregoing and upon the assumptions set forth herein, and subject to the qualifications and limitations set forth herein, we are of the opinion that, under present law, for federal income tax purposes:

     1. The Reorganization will constitute a "reorganization" within the meaning of Code Section 368(a)(1)(B); and the Holding Company and the Bank will each be "a party to a reorganization" within the meaning of Code Section 368(b).

     2. No gain or loss will be recognized by the Bank or the Holding Company by reason of the Reorganization.

     3. No gain or loss will be recognized by the shareholders of the Bank upon their receipt of Holding Company Common (voting) Stock solely in exchange for their shares of Common Stock of the Bank.

     4. The basis of the Holding Company Common (voting) Stock received by the shareholders of the Holding Company in exchange for their Bank Common Stock will be the same as the basis of their shares of Bank Common Stock surrendered in exchange therefor.

     5. The holding period of the Holding Company Common (voting) Stock to be received by the Bank shareholders pursuant to the Exchange will include the holding period of the Bank Common Stock to be surrendered in exchange therefor, provided the Bank Common Stock is held as a capital asset in the hands of the Bank shareholders on the Effective Date.

     We call your attention to the fact that certain portions of this opinion relating to the federal income tax treatment of Bank shareholders may not be applicable to persons who received their Bank Common Stock pursuant to the exercise of employee stock options or otherwise as compensation, or to foreign persons or persons who, because of their circumstances or status, are subject to special federal income tax treatment.

     Except as set forth above, we express no other opinion as to the tax consequences of the Reorganization and related transactions to any party under federal, state, local or foreign laws.

     We understand that you have read and accepted this letter, are fully cognizant of all of its contents, and are aware that this letter must be read in its entirety. This letter is issued as of the date hereof, is necessarily limited to laws now in effect and to facts and circumstances presently brought to our attention and is rendered solely for your benefit in connection with the subject transaction. This opinion does not extend to, and may not be relied on, used, circulated or referred to for any other purpose or by any other person. We

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                                                                       EXHIBIT 8

Board of Directors, Canton Bancorp,Inc.
Board of Directors, The First National Bank of Canton, Inc.
______________, 2003
Page 4

assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if we become aware of any facts that may change the opinions expressed herein after the date hereof.

                                   Very truly yours,

                                   McNEES WALLACE & NURICK LLC
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